This report is signed on behalf of the registrant (or deposit or Trustee) in the City of Horsham and State of Pennsylvania on the 29th day of February, 2008.

Penn Series Funds , Inc.






By:	 	/s/ Jill Bukata
		-----------------------
		Jill Bukata
	 	Controller
	 	Penn Series Funds, Inc.




Witness:	/s/ John Heiple
		----------------------
		John Heiple